Exhibit 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

UNSECURED PROMISSORY NOTE

$100,000	November 7, 2016

FOR VALUE RECEIVED, NAKED BRAND GROUP INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of STANLEY GREEN, an individual with a mailing address at * (the “Holder”; and this Note herein referred to as the “Note”), in the manner hereinafter provided, the principal amount equal to ONE HUNDRED THOUSAND DOLLARS ($100,000), in immediately available funds and in lawful money of the United States of America, in accordance with the provisions hereinafter specified.

1.       Accrual of Interest. Interest shall accrue on the outstanding principal amount hereof, whether before or after any judgment hereon, at the rate of ten percent (10%) per annum commencing on the date of issuance of this Note. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

2.       Payment of Interest. All interest accrued on the outstanding principal amount of this Note from time to time shall be payable, in cash, whether before or after any judgment hereon, upon payment of the outstanding principal amount hereunder, whether on or after the Maturity Date, or upon the occurrence of an Event of Default, or on any earlier date upon which this Note is prepaid in its entirety; provided that upon any partial prepayment of the outstanding principal amount under this Note, the interest accrued but unpaid hereunder on the amount of such prepayment, shall be paid on the date of such prepayment.

3.       Principal Payment. The Company shall pay all the outstanding principal hereunder, if not sooner paid, on the earlier to occur of (a) May 7, 2017 or (b) the date of the closing date of an Equity Financing (as defined below) (each, such date, the “Maturity Date”). If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day.

(i)       The term “Equity Financing” means any subsequent sales by the Company of its Equity Securities following the date of issuance of this Note , in one or more offerings relying on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, or pursuant to a registration statement on Form S-1 or Form S-3, which has been declared effective by the U.S. Securities and Exchange Commission, from which the Company receives gross cash proceeds of not less than US$2,000,000.00 (excluding, for the avoidance of doubt, the aggregate principal amount of this Note).

(ii)       The term “Equity Securities” means (a) common stock of the Company, (b) any securities conferring the right to purchase common stock of the Company, or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) common stock of the Company. Notwithstanding the foregoing, any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services will not be considered “Equity Securities”.

(iii)       The term “Business Day” means any day other than a Saturday, a Sunday, or any other day which in New York is a legal holiday or a day on which banking institutions are authorized or required by law or government action to close.

4.       Prepayment. This Note may be prepaid in whole or in part at any time without premium or penalty.

5.       Manner and Application of Payments. All amounts payable in cash hereunder shall be payable to Holder by wire transfer of immediately available funds and shall be applied, first, to interest due hereunder and then to outstanding principal.

6.       No Security. This Note is an unsecured obligation of the Company and no collateral is delivered or otherwise made available by the Company or any other person for the obligations hereunder.

7.       Event of Default. It shall be an “Event of Default” hereunder if the Company shall default in the payment when due of any principal or interest hereunder and such default is not cured within ten (10) Business Days following the due date. If an Event of Default occurs, the Holder by written notice to the Company may declare the principal and all interest on this Note to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. While an Event of Default continues to exist under this Note that is not cured within the applicable cure period, interest shall accrue at a default interest rate of 13% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

8.       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. The addresses for such communications shall be:

If to the Company:

Naked Brand Group Inc.
95 Madison Avenue, 10th Floor
New York, NY 10016
Attention: Kai-Hsiang (“Ken”) Lin, Vice President of Finance
Telephone: 212-851-8050
Facsimile: 917-725-8509
Email: ken.lin@thenakedshop.com

If to Holder:

Stanley Green
*

Telephone: *

Facsimile: N/A
Email: *

Each party shall provide notice to the other party of any change in address.

9.       Costs and Expenses. To the fullest extent allowed by applicable law, the Company must pay all expenses and costs, including reasonable attorneys’ fees incurred by the Holder as a result of any Event of Default under this Note or in connection with efforts to collect any amount due under this Note, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

10.       Amendment. The provisions of this Note may be amended only by a written instrument signed by the Company and Holder.

11.       Enforceability. The Note is a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

12.       Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS TO BE WHOLLY PERFORMED WITHIN SAID STATE. IF ANY ACTION IS BROUGHT TO ENFORCE OR INTERPRET THIS NOTE, EXCLUSIVE VENUE FOR SUCH ACTION SHALL BE IN NEW YORK, NEW YORK. THE COMPANY AND THE HOLDER EACH, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH THE COMPANY OR ANY OF ITS SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE.

13.       Waivers. All parties now or hereafter liable with respect to this Note, whether the Company, any guarantor, endorser or any other person, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest, notice of protest and notice of any other kind whatsoever.

14.       Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company intending to be legally bound hereby, has duly executed this Note under seal the day and year first above written.

NAKED BRAND GROUP INC.

By:	/s/ Kai-Hsiang Lin
Name: Kai-Hsiang (“Ken”) Lin
Title: Vice President of Finance

AGREED AND ACKNOWLEDGED:

By:	/s/ Stanley Green

Name: Stanley Green

[Signature page to Promissory Note by Naked Brand Group Inc. to Stanley Green]